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                                                                    Exhibit 10.9

                      SECOND AMENDMENT TO CREDIT AGREEMENT

Dated as of: July 31, 2001

Parties:     StanCorp Financial Group, Inc, an Oregon corporation ("Borrower")

             U. S. Bank National Association                     ("U.S. Bank")

                                    RECITALS

     A. U.S. Bank and Borrower have entered into a Credit Agreement dated June 30, 2000 ("Credit Agreement"), and a First Amendment to Credit Agreement dated June 27, 2001 ("First Amendment"), collectively, "Credit Agreement, as amended").

     B. The parties wish to modify the Credit Agreement as amended, as set forth herein.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to enter into this Second Amendment to Credit Agreement ("Second Amendment") as follows:

1. All capitalized terms used in this Second Amendment and not defined herein shall have the meanings assigned to those terms in the Credit Agreement as amended.

2. The following defined terms in Section 1.1 are hereby amended and/or deleted as follows:

     2.1 "Advance": The definition of "Advance" is hereby deleted and replaced with the following:

     "The portion of the outstanding Loan bearing interest at an identical rate for an identical Interest Period. An Advance may be a `Fixed LIBOR Advance' or a `Floating LIBOR Advance' (collectively, `LIBOR Advances'; each, a `type' of Advance)."

     2.2 "Applicable Margin": The definition of "Applicable Margin" is hereby deleted and replaced with the following:


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     "The percentages set forth below:

---------------------------------------- -------------------------------------- --------------------------------------
Status of Compliance with Covenants in   Fixed LIBOR Advances                   Floating LIBOR
Advances Sections 9.7, 9.11, 9.12
and 9.13
---------------------------------------- -------------------------------------- --------------------------------------
In compliance with all financial         0.40%                                  0.60%
covenants
---------------------------------------- -------------------------------------- --------------------------------------
Out of compliance with any financial     0.50%                                  0.70%
covenant
---------------------------------------- -------------------------------------- --------------------------------------


Any increase in the Applicable Margin due to Borrower's non-compliance with any of the financial covenants listed above shall be immediate and automatic and shall remain in force until adequate performance is demonstrated at the next compliance testing interval for such covenant(s), quarterly or annually, as the case may be."

     2.3 "Expiry Date": The definition of "Expiry," as amended by the First Amendment and the Second Amendment, is hereby deleted and replaced with the following:

     "June 29, 2002."

     2.3 "Federal Funds Rate": The definition of "Federal Funds Rate" is hereby deleted.

     2.4 "Federal Funds Rate Advance": The definition of "Federal Funds Rate Advance" is hereby deleted.

     2.5 "Interest Period": The first paragraph of the definition is hereby deleted and replaced with the following:

     "For any Fixed LIBOR Advance, the period commencing on the borrowing date of such Fixed LIBOR Advance or the last day of the preceding Interest Period for such Fixed LIBOR Advance, as the case may be, and ending on the numerically corresponding day one, two, three, six or twelve months thereafter, as selected by the Borrower pursuant to Section 2.3 or Section 2.4; provided, that:"

The remaining portions of the definition of "Interest Period" are unchanged.

     2.6 "LIBOR Advance": The definition of "LIBOR Advance" is hereby deleted and replaced with the following:

     "Shall have the meaning set forth in the definition of `Advance' in Section 1.1."

     2.7 "LIBOR Interbank Rate": The definition of "LIBOR Interbank Rate" is hereby deleted.


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     2.8 "LIBOR Rate (Reserve Adjusted)": The definition of "LIBOR Rate (Reserve
Adjusted)" is hereby amended by deleting the reference to "LIBOR Interbank Rate" and replacing it with a reference to "LIBOR Rate."

     2.9 "LIBOR Reserve Rate": The definition of LIBOR Reserve Rate is hereby amended by deleting the reference to "Eurocurrency Reserve Requirement" and replacing it with "LIBOR Reserve Rate."

     2.10 "Loan Documents": The definition of "Loan Documents" is hereby amended by deleting the period and adding the following phrase at the end of the definition: ", as such documents may be amended, modified, supplemented, restated or replaced from time to time."

     2.11 "Payment Date": The definition of "Payment Date" is hereby amended by deleting the reference to "LIBOR Advance" and replacing it with a reference to "Fixed LIBOR Advance" and by deleting the reference to "Federal Funds Rate Advance" and replacing it with a reference to "Floating LIBOR Advance."

     2.12 "Termination Date": The definition of "Termination Date" is hereby amended by deleting the reference to "LIBOR Advances" and replacing it with a reference to "Fixed LIBOR Advances" and by deleting the reference to "Federal Funds Rate Advances" and replacing it with a reference to "Floating LIBOR Advances."

3. The following defined terms are added to Section 1.1 as follows:

     3.1 " `Authorized Control Level Risk-Based Capital': Shall have the meaning set forth on page 22, line 28, column 1 of the most recent NAIC statement filed by SIC."

     3.2 " `Capital and Surplus'" Shall have the meaning set forth on page 3, line 38, column 1 of the most recent NAIC statement filed by SIC."

     3.3 " `Daily Reset LIBOR Rate': Shall have the meaning set forth in Section 3.1(a)."

     3.4 " `Interest Differential': Shall have the meaning set forth in Section 3.1(a)."

     3.5 " `Fixed LIBOR Advance': An Advance designated as such in a notice of borrowing under Section 2.3 or a notice of continuation or conversion under
Section 2.4 or as referred to in Section 3.1(a)."

     3.6 " `Floating LIBOR Advance': An Advance designated as such in a notice of borrowing under Section 2.3 or a notice of continuation or conversion under
2.4 or as referred to in Section 3.1(a)."

     3.7 " `Gross Change in Capital and Surplus Percentage': [(Capital and Surplus minus Prior Year Capital and Surplus) divided by Prior Year Capital and Surplus] times 100."

     3.8 " `LIBOR Rate': Shall have the meaning set forth in Section 3.1(a)."



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     3.9 " `Money Markets': Shall have the meaning set forth in section 3.1(a)."

     3.10 " `NAIC': National Association of Insurance Commissioners."

     3.11 " `Net Income': Shall have the meaning set forth on page 4, line 33, column 1 of the most recent NAIC statement filed by SIC."

     3.12 " `Net Income to Total Income Percentage': [Net Income divided by the sum of (Total Income plus Realized Capital Gains/Losses)] times 100."

     3.13 " `Prior Year Capital and Surplus': Shall have the meaning set forth on page 3, line 38, column 1 of the NAIC statement filed by SIC for the year prior to the year reflected in the most recent NAIC statement filed by SIC."

     3.14 " `Realized Capital Gains/Losses': Shall have the meaning set forth on page 4, line 32, column 1 of the most recent NAIC statement filed by SIC."

     3.15 " `Risk-Based Capital Percentage': [Total Adjusted Capital divided by Authorized Control Level Risk-Based Capital] times 100."

     3.16 " `Total Adjusted Capital': Shall have the meaning set forth on page 22, line 27, column 1 of the most recent NAIC statement filed by SIC."

     3.17 " `Total Income': Shall have the meaning set forth on page 4, line 7, column 1of the most recent NAIC statement filed by SIC."

4.   Section 2.2 is hereby deleted and replaced by the following:

     "The Loan shall be constituted of Fixed LIBOR Advances and Floating LIBOR Advances, as shall be selected by the Borrower, except as otherwise provided herein. Any combination of types of Advances may be outstanding at the same time, except that the total of outstanding Fixed LIBOR Advances shall not exceed five (5) at any one time. Each LIBOR Advance shall be in a minimum amount of $500,000 and in an integral multiple of $100,000 if above such amount."

5. Section 2.3 is hereby amended by deleting the reference to "Federal Funds Rate Advance" and replacing it with "Floating LIBOR Advance" and by deleting the references to "LIBOR Advance" and replacing it with "Fixed LIBOR Advance."

6. The first paragraph of Section 2.4 is hereby deleted and replaced by the following:

     "Subject to the provisions of Section 3.1, which are controlling in the case of any conflict herewith, the Borrower may elect to (i) continue any outstanding Fixed LIBOR Advance from one Interest Period into a subsequent Interest Period to begin on the last day of the earlier Interest Period, or
     (ii) convert any outstanding Advance into another type of Advance (on the last day of an Interest Period only), by giving the Bank notice in writing,


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     or by telephone promptly confirmed in writing, given so as to be received by the Bank not later than:"

In the remainder of Section 2.4, all references to "Federal Funds Rate Advance" are deleted and replaced by references to "Floating LIBOR Advance" and all references to "LIBOR Advance" or "LIBOR Advances" are deleted and replaced by references to "Fixed LIBOR Advance" or "Fixed LIBOR Advances," respectively. Notwithstanding the foregoing, the phrase "into, a LIBOR Advance" in the last sentence of Section 2.4 is hereby deleted. The remaining provisions in section
2.4 are unchanged.

7. The phrase "originally in effect and dated as of the date of this Agreement" in Section 2.5 is hereby deleted.

8. Section 2.6 is hereby amended by adding the following phrase to the beginning of Section 2.6: "Subject to the provisions of Section 3.1, which are controlling in the event of any conflict herewith,"

9. The reference to "$350" in Section 2.7 (b)(v) is hereby deleted and replaced by "$400".

10. Paragraphs (a) and (b) of Section 3.1 are hereby deleted and replaced by the following:

     "(a) Interest Rate Options. Interest on each Advance hereunder shall accrue at one of the following per annum rates selected by Borrower: (i) upon notice to Bank, the Applicable Margin plus the one-month LIBOR rate quoted by the Bank from Telerate Page 3750 or any successor thereto, which shall be that one-month LIBOR rate in effect and reset each New York banking day (`Daily Reset LIBOR Rate'; each such Advance, a Floating LIBOR Advance); or
     (ii) upon a minimum of two New York banking days prior notice, the Applicable Margin plus the one, two, three, six or twelve month LIBOR rate quoted by the Bank from Telerate Page 3750 or any successor thereto (which shall be the LIBOR rate in effect two New York banking days prior to commencement of the LIBOR loan advance)(`LIBOR Rate'; each such Advance, a Fixed LIBOR Advance). The term `Money Markets' refers to one or more wholesale funding markets available to the Bank, including negotiable certificates of deposit, commercial paper, eurodollar deposits, bank notes, federal funds and others. If a Fixed LIBOR Advance is prepaid, whether by Borrower, as a result of acceleration upon default or otherwise, the Borrower agrees to pay all of the Bank's costs, expenses and Interest Differential (as determined by the Bank) incurred as a result of such prepayment. The term `Interest Differential' shall mean that sum equal to the greater of 0 or the financial loss incurred resulting from prepayment, calculated as the difference between the amount of interest the Bank would have earned (from like investments in the Money Markets as of the first day of the Fixed LIBOR Advance) had prepayment not occurred and the interest the Bank will actually earn (from like investments in the Money Markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment. Because of the short-term nature of this facility, the Borrower agrees that the Interest Differential shall not be discounted to its present value. Any prepayment of a Fixed LIBOR Advance shall be in an amount equal to the remaining entire principal balance of such loan. Notwithstanding anything in this


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     Agreement to the contrary, in the event the Borrower does not timely select another interest rate option at least 2 banking days before a Fixed LIBOR Advance expires, the Bank may at any time thereafter convert the Fixed
     LIBOR Advance to a Floating LIBOR Advance, but until such conversion, the funds advanced under the expired Fixed LIBOR Advance shall continue to accrue interest at the same rate as the interest rate under such expired Fixed LIBOR Advance as applicable. The Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error. Each LIBOR Advance shall be in a minimum amount of $500,000 and in an integral multiple of $100,000 if above such amount. For determining payment dates for LIBOR rate loans, the New York banking day shall be the standard convention. In the event after the date of initial funding any government authority subjects Bank to any new or additional charge, fee, withholding or tax of any kind with respect to any loans hereunder or changes the method of taxation of such loans or changes the reserve or deposit requirements applicable to such loans, the Borrower shall pay to the Bank such additional amounts as will compensate the Bank for such costs or lost income resulting therefrom as reasonably determined by the Bank."

Paragraph (c) of Section 3.1 is re-labeled paragraph (b).

11 The reference to "Dat" is Section 4.1 is deleted and replaced by "Date".

12. In paragraph (b) of Section 4.2, the phrase "the provisions of Section 2.6 hereof" is hereby deleted and replaced by the following:

     "the provisions of Sections 2.6 and 3.1 hereof."

13. The paragraph following paragraph (c) of Section 5.2 is hereby deleted and replaced by the following:

     "the Bank shall promptly give notice of such determination to the Borrower, and (i) any notice of a new LIBOR Advance previously given by the Borrower and not yet borrowed or converted shall be deemed to be a notice to make an advance bearing interest at a comparable rate, as determined by the Bank in its sole discretion, and (ii) the Borrower shall be obligated to either prepay in full any outstanding LIBOR Advances, without premium or penalty, on the last day of the current Interest Period with respect thereto."

14. The phrase in Section 5.3 "a Federal Funds Rate Advance" is hereby deleted: and replaced by the following:

     "an advance bearing interest at a comparable rate as determined by Bank, in its sole discretion."

The phrase in Section 5.3 "the provisions of Section 2.6" is hereby deleted and replaced by the following:

     "the provisions of Sections 2.6 and 3.1."



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15. Paragraph (m) is added to Section 8.1 as follows:

     "(m) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, the unaudited financial statements of Borrower prepared in conformity with GAAP (except for the absence of footnotes and subject to year-end audit adjustments), each certified by Borrower's chief financial officer or controller, consisting of at least statements of income, cash flow, changes in financial position and stockholders' equity for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, and a balance sheet as at the end of such quarter."

16. The reference to "$700,000,000" in Section 9.11 is hereby deleted and replaced by "$800,000,000."

17. Section 9.13 is hereby deleted and replaced by the following:

     "9.13 Performance by SIC.

     Cause SIC to comply with the following financial covenants:

          (a) Risk-Based Capital Percentage. Maintain a Risk-Based Capital Percentage that is greater than or equal to 350%, tested annually;

          (b) Net Income to Total Income Percentage. Maintain a Net Income to Total Income Percentage that is greater than or equal to 1.75%, tested quarterly; and

          (c) Gross Change in Capital Surplus Percentage. Maintain a Gross Change in Capital Surplus Percentage that is greater than or equal to 0%, tested annually.

18. The phrase "Federal Funds Rate plus 3.00%" in Section 10.3 is hereby deleted and replaced by the phrase "Daily Reset LIBOR Rate plus 3.10%."

19. The "EXHIBIT A PROMISSORY NOTE" attached to the Credit Agreement is hereby deleted and replaced by the "EXHIBIT A PROMISSORY NOTE" attached hereto and hereby incorporated herein.

20. The "EXHIBIT C Compliance Certificate" attached to the Credit Agreement is hereby deleted and replaced by the "EXHIBIT C Compliance Certificate" attached hereto and hereby incorporated herein.

21. The effectiveness of this Second Amendment is subject to satisfaction of the following conditions precedent prior to or concurrently with the execution of this Second Amendment:

     21.1 No Event of Default shall have occurred and be continuing.

     21.2 All representations and warranties contained in the Credit Agreement as amended shall be true and correct as of the date of execution of this Second Amendment.


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     21.3 U.S. Bank shall have received such other documents and information and
Borrower shall have satisfied such additional requirements, as U.S. Bank reasonably requires.

22. Borrower reaffirms the representations and warranties in the Credit Agreement as amended and in the Loan Documents and acknowledges that except as amended herein, each such Loan Document remains in full force and effect and is and shall remain valid and enforceable in accordance with its terms. Following the execution of this Second Amendment, references in the Credit Agreement to the "Agreement" mean the Credit Agreement as amended by the First Amendment and hereby.

23. DISCLOSURE. Under Oregon law, most agreements, promises and commitments made by lenders after October 3, 1989, concerning loans and other credit extensions which are not for personal, family or household purposes or secured solely by the borrower's residence must be in writing, express consideration and be signed by the lender to be enforceable.

     Borrower and Guarantors acknowledge receipt of a copy of this Agreement.

StanCorp Financial Group, Inc.              U.S. BANK NATIONAL ASSOCIATION

                                            By: /s/ Laine Wright
By: /s/ Cindy J. McPike
                                            Title: Vice President, Relationship
                                                   Manager

Title: Vice President, Controller and Treasurer

                      CONSENT AND REAFFIRMATION OF GUARANTY

Each of the undersigned hereby acknowledges and agrees to all terms and conditions of the foregoing Second Amendment to Credit Agreement, acknowledges and consents to the execution, delivery and performance by StanCorp Financial Group, Inc. of this Second Amendment to Credit Agreement. In addition each of the undersigned reaffirms his obligation to U.S. Bank National Association and agrees that all terms and conditions of the Guaranty dated November 29, 2000 shall remain in full force and effect.

Standard Insurance Company                StanCorp Mortgage Investors, LLC

By:   /s/ Eric E. Parsons                 By:   /s/ Eric E. Parsons

                                                StanCorp Financial Group, Inc.

Its:  Senior Vice President and           Its:  Member

      Chief Financial Officer

Date: July 31, 2001                       Date: July 31, 2001

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